EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of American Skandia Advisor Funds, Inc.

In planning and performing our audit of the financial statements of American Skandia Advisor Funds, Inc. (the "Company") for the year ended October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 14, 2001




EXHIBIT B:
Item 77D

Effective as of September 15, 2001, sub-advisory changes took place for a Fund of the Registrant (the ASAF PBHG Small-Cap Growth Fund, which formerly was named the ASAF Janus Small-Cap Growth Fund. In connection with the new sub-advisor assuming responsibility for the management of the Fund, a number of changes were made to the investment policies of the Fund. The current investment policies of the Registrant's series are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 18 to the Registrant's registration statement filed on December 10, 2001.

Disclosure was added that permitted up to 25% of the ASAF Janus Mid-Cap Growth Fund's assets to be invested in mortgage- and asset-backed securities. In addition, disclosure was also added to clarify that the percentage permitted by the ASAF T. Rowe Price Tax Managed Fund to invest in foreign securities (up to 25%) excluded short-term high quality foreign and domestic money market instruments.

The investment objective for the ASAF MFS Growth and Income Fund was modified so that "reasonable current income" became a secondary objective. In addition, disclosure was added so that the ASAF PIMCO Total Return
Bond Fund may enter into swap agreements.

Due to the events of September 11, 2001, effective
September 17, 2001, Massachusetts Financial Services Company ("MFS") acted as interim sub-sub-advisor for the ASAF Alger All-Cap Growth Portfolio. Personnel from the MFS team currently responsible for managing the ASAF MFS Growth Portfolio assumed day-to-day management of the ASAF Alger All-Cap Growth Portfolio in conjunction with personnel from Fred Alger Management, Inc.

Finally, the Registrant's prospectus was revised to indicate that the ASAF Alger All-Cap Growth Fund may regularly have a rate of portfolio turnover in excess of 100%.




EXHIBT C:
Item 77O

On May 17, 2001, the ASAF Neuberger Berman Mid-Cap
Growth Fund of the Registrant purchased 1,100 shares of Tellium, Inc. common stock from Morgan Stanley in an underwritten offering of 10,350,000 shares of such stock in which Neuberger Berman LLC, an affiliate of the Fund's sub-advisor, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $15.00 per share.

On June 11, 2001, the ASAF Neuberger Berman Mid-Cap
Value Fund of the Registrant purchased 5,000 shares of Willis Group Holdings Limited common stock from Solomon
Smith Barney in an underwritten offering of 23,000,000 shares of such stock in which Neuberger Berman LLC, an affiliate of the Fund's sub-advisor, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $13.50 per share.

	On June 12, 2001, the ASAF American Century Strategic Balanced Fund of the Registrant purchased 10,900 shares of Kraft Foods, Inc. common stock from Credit Suisse First Boston in an underwritten offering of 280,000,000 shares of such stock in which J.P. Morgan Securities, an affiliate of the Fund's sub-advisor, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $31.00 per share.

On June 19, 2001, the ASAF Neuberger Berman Mid-Cap
Value Fund of the Registrant purchased 43,700 shares of The
Phoenix Companies, Inc. common stock from Morgan Stanley in an underwritten offering of 48,800,000 shares of such stock in which Neuberger Berman LLC, an affiliate of the Fund's sub-advisor, was a member of the selling syndicate. The
Fund purchased the security at the public offering price of $17.50 per share.

	On August 9, 2001, the ASAF Neuberger Berman Mid-Cap Value Fund of the Registrant purchased 94,650 shares of Sierra Pacific Resources common stock from Merrill Lynch in an underwritten offering of 20,500,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Funds' sub-advisor, was a member of the selling syndicate. The Funds purchased the security at the public offering price of $15.00 per share.

	At its October 5, 2001 and December 6, 2001 meetings, the Registrant's Board of Directors made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that was provided to it by the Funds' Investment Manager, which in turn had been provided to the Investment Manager by each Funds' sub-advisor.



EXHIBIT D:
Item 77 Q. 1

Articles of Amendment of Registrant dated September 7, 2001 is incorporated by reference to Exhibit a(14) of Post-
Effective Amendment No.16 to the Registrant's Registration
Statement filed on September 14, 2001.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the ASAF PBHG Small-Cap Growth Fund is incorporated by reference to Exhibit d(4) to Post-Effective
Amendment No. 15 to the Registrant's Registration Statement filed on July 16, 2001.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and Pilgrim Baxter &
Associates, Ltd.  with respect to the ASAF PBHG Small-Cap
Growth Fund is incorporated by reference to Exhibit d(27) to Post-Effective Amendment No. 15 to the Registrant's
Registration Statement filed on July 16, 2001.

The Interim Sub-advisory Agreement between American Skandia Investment Services, Incorporated and Fred Alger Management, Inc. for the ASAF Alger All-Cap Growth Fund is incorporated by reference to Exhibit d(34) to Post-Effective Amendment No. 17 to the Registrant's Registration Statement filed on October 11, 2001.

The Sub-sub-advisory Agreement between Fred Alger
Management, Inc. and Massachusetts Financial Services
Company for the ASAF Alger All-Cap Growth Fund. is incorporated by reference to Exhibit d(35) to Post-Effective
Amendment No. 17 to the Registrant's Registration Statement filed on October 11, 2001.